EXHIBIT 99


                          BLACK MOUNTAIN COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 25, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of BLACK MOUNTAIN COMMUNITY BANK hereby appoints Peter M. Atkinson and Thomas C. Mangione, or either of them, to represent the undersigned at the meeting of the shareholders of BLACK MOUNTAIN COMMUNITY BANK to be held on July 25, 2003, at 10:00 a.m. (local time), at Black Mountain Community Bank, 1700 West Horizon Ridge Parkway, Suite 101, Las Vegas, Nevada 89012, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 29, 2003, between and among CAPITOL BANCORP LIMITED and the shareholders of BLACK MOUNTAIN COMMUNITY BANK to exchange the shares of common stock of BLACK MOUNTAIN COMMUNITY BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, BLACK MOUNTAIN COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
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     2. Election of Directors

     Number of shares entitled to vote: _______
     CHOOSE A OR B

     A ___ Vote for the nominees listed.

     B ___ Withold authority to vote for all nominees listed below.

     ___ Pete M. Atkinson          ___ Clair M. McDonald
     ___ Michael L. Ballard        ___ Thomas C. Mangione
     ___ Michael J. Devine         ___ Michael J. Mixer
     ___ Betty A. Kincaid          ___ Colleen C. O'Callaghan-Miele
     ___ Charles L. Lasky          ___ Phillip N. Ralston
     ___ John L. Lewis             ___ Joseph D. Reid III
     ___ Christopher G. Samson

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.

Dated: ______________, 2003

                                             -----------------------------------
                                             Number of Shares of Common Stock

                                             -----------------------------------
                                             Signature (and title if applicable)

                                             -----------------------------------
                                             Signature (if held jointly)

                                             Please sign your name exactly as it
                                             appears on your stock certificate.
                                             When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.